Filed pursuant to Rule 424(b)(7)
Registration Statement No. 333-248069

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 17, 2020)

Logiq, Inc.

217,836 Shares of Common Stock
217,836 Warrants to Purchase Shares of Common Stock
217,836 Warrant Shares

16,136 Agent Options

This prospectus supplement relates to the offer and resale of up to (i) 217,836 shares of our common stock, par value $0.0001 per share (the “Common Stock”), which includes 16,136 shares of Common Stock underlying the Agent Options, (ii) 217,836 warrants, where each warrant entitles the holder thereof to acquire one share of Common Stock (a “Warrant”), to purchase up to 217,836 shares of our Common Stock, which includes 16,136 Warrants underlying the Agent Options, (iii) 217,836 shares of such Common Stock (the “Warrant Shares”) issuable upon the exercise of the Warrants, which includes 16,136 shares of such Common Stock issuable upon the exercise of the Warrants underlying the Agent Options, and (iv) 16,136 agent options (each, an “Agent Option”), where each Agent Option will be exercisable for (a) one share of Common Stock, and (b) one Warrant (an “Agent Unit”), in each case, by the selling stockholders identified in this prospectus supplement (the “Selling Stockholders”) where such securities were issued to the Selling Stockholders pursuant to that certain Agency Agreement, dated as of June 9, 2021 (the “Agency Agreement”), by and between Logiq, Inc. (the “Company”) and Research Capital Corporation, as agent (the “Agent”) pursuant to the Agent’s partial exercise of its Over-Allotment Option as defined therein.

Although the Common Stock, Warrants, Warrant Shares, and Agent Options (collectively, the “Securities”) being offered and resold by this prospectus supplement are being registered under the Securities Act, such Securities were not originally offered, sold, or delivered within the United States or to, or for the account or benefit of, U.S. persons (“U.S. Person”), as defined in Regulation S under the Securities Act (“Regulation S”), and no “directed selling efforts” (as defined in Regulation S) in the United States relating to the Company or the original offering of the Securities by this prospectus supplement were made by the Company. The Securities offered and resold by this prospectus supplement have only been offered, sold and delivered outside the United States to non-U.S. persons (as defined in Regulation S) in “offshore transactions” (as defined in Regulation S) outside the United States.

The Securities offered and resold under this prospectus supplement was made to investors outside of the United States and not purchasing for the account or benefit of a U.S. Person, in reliance on exemptions from registration and filing requirements available under the relevant jurisdictions’ securities laws, and were listed on the NEO Exchange in Canada.

In addition, since the Securities offered and resold by this prospectus supplement are being registered under the Securities Act, the resale limitations imposed by Rule 905 of Regulation S will not apply to the Securities. We expect that the principal secondary market for the Securities offered and resold through this prospectus summary will be the NEO Exchange and we are registering the Securities under the Securities Act to avoid any re-sale restrictions under Rule 903(b)(3) of Regulation S for the Selling Stockholders on the NEO Exchange.

As such, the Selling Stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their Securities through public or private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We provide more information about how the Selling Stockholders may sell their Securities in the section of this prospectus supplement entitled “Plan of Distribution”.

We are not offering any Securities for sale under this prospectus supplement.

Except as provided for herein, we will not receive any of the proceeds from the resale of Securities by the Selling Stockholders as such Selling Stockholders will receive all of the proceeds from the resale of such Securities in this offering. Notwithstanding the foregoing, with respect to the Warrants (including Warrants underlying the Agent Units) issued to the Selling Stockholders and the Agent pursuant to the Agency Agreement, upon any exercise of these Warrants for cash, the Selling Stockholders would pay us an exercise price of C$3.50 per share of Common Stock, subject to any adjustment pursuant to the terms of the Warrants. We expect to use any such warrant exercise proceeds primarily for working capital and general corporate purposes.

Our Common Stock is currently traded and quoted on the OTCQX under the symbol “LGIQ” and traded and quoted on the NEO Exchange in Canada under the symbol “LGIQ”. On July 23, 2021, the last reported closing bid price of our Common Stock was $2.38 per share on the OTCQX. The over-the-counter quotations on the OTCQX reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. You are urged to obtain current market quotations of our Common Stock.

All dollar amounts reflected herein refer to U.S. Dollars unless otherwise noted. All references to Canadian dollars and “C$” are to Canadian dollars.

You should read carefully this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus, together with the additional information described in this prospectus under the headings “Information Incorporated by Reference” before you invest in any of our securities.

Investing in our common stock involves risks. You should carefully read and consider the “Risk Factors” beginning on page S-5 of this prospectus before investing. You should also consider the risk factors described or referred to in any documents incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 27, 2021

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information that others may give you. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any written communication from us specifying the final terms of the offering is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of the Securities by the Selling Stockholders. Before buying any Securities that the Selling Stockholders are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Securities the Selling Stockholders are offering and also adds to, updates, and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus dated August 17, 2020, which provides more general information about our Common Stock and other securities that do not pertain to this offering. The information in this prospectus supplement may not contain all of the information that is important to you. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectuses we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus supplement or the accompanying prospectus and your reliance on any unauthorized information or representation is at your own risk. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Under no circumstances should the delivery to you of this prospectus supplement and the accompanying prospectus or any sale made pursuant to this prospectus supplement create any implication that the information contained in this prospectus supplement or the accompanying prospectus is correct as of any time after the respective dates of such information.

Unless the context requires otherwise, the words “Logiq,” “we,” the “Company,” “us” and “our” refer to Logiq, Inc., a Delaware corporation and its consolidated subsidiaries, and the term “you” refers to a prospective investor.

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, include trademarks, service marks and trade names owned by us or others are our trademarks in the United States. All other trademarks, service marks and trade names included or incorporated by reference in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

S-ii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

●	our ability to continue to add new customers, maintain existing customers and sell new applications to new and existing customers;

●	the effects of increased competition as well as innovations by new and existing competitors in our market;

●	our ability to adapt to technological change and effectively enhance, innovate and scale our solutions;

●	our ability to effectively manage or sustain our growth and to attain and sustain profitability;

●	our ability to diversify our sources of revenue;

●	our ability to integrate acquired companies, to complete potential acquisitions and to integrate complementary businesses and technologies;

●	our ability to maintain, or strengthen awareness of, our brand;

●	perceived or actual integrity, reliability, security, quality or compatibility problems with our applications or our platform, including related to unscheduled downtime or outages;

●	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and stock performance;

●	our ability to attract and retain qualified employees and key personnel and further expand our overall headcount;

●	our ability to grow both domestically and internationally;

●	our ability to stay abreast of new or modified laws and regulations that currently apply or become applicable to our business both in the United States and internationally;

●	our ability to maintain, protect and enhance our intellectual property;

●	costs associated with defending intellectual property infringement and other claims; and

●	the future trading prices of our Common Stock and the impact of securities analysts’ reports on these prices.

Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “pro forma,” or “anticipates,” or other similar words (including their use in the negative), or by discussions of future matters. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections included in any applicable prospectus supplement or incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus supplement are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus supplement or any documents incorporated by reference herein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about Logiq, Inc. This summary does not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of Logiq, Inc. you should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the other documents we refer to and incorporate by reference. Unless otherwise indicated, “common stock” means our common stock, par value $0.0001 per share.

Overview

The Company offers solutions that help small-to-medium-sized businesses (“SMBs”) to provide access to and reduce transaction friction of e-commerce for their clients globally. The Company’s solutions are provided through (i) its core platform, “AppLogiq” (operated as CreateApp), allows SMBs to establish their point-of-presence on the web, and (ii) “DataLogiq”, a digital marketing analytics business unit that offers proprietary data management, audience targeting and other digital marketing services that improve an SMB’s discovery and branding within the vast e-commerce landscape.

The Company enables SMBs to create a mobile app for their business without the need of technical knowledge, high investment, or background in IT by utilizing “AppLogiq”, which is a platform that is offered as a Platform as a Service (“PaaS”) to the Company’s customers. The Company’s DataLogiq business unit offers online marketing solutions on a performance marketing and self-serve, Software as a Service (“SaaS”) basis.

We provide our PaaS and digital marketing to SMBs in a wide variety of industry sectors. We believe that SMBs can increase their sales, reach more customers, and promote their products and services using our affordable and cost-effective solutions. We recognize revenue on a pay to use subscription basis when our customers use our PaaS platform to create mobile apps for their business and on our SaaS platform when provisioning services for their marketing campaigns. We also recognize revenue on CPL and other metrics for engagements undertaken on a performance marketing basis.

Products

General

Since 2017, we have been focused on enabling mobile commerce via our enhanced platform offered on a PaaS basis, and the Company’s e-wallet initiative. Product launches with our strategic partners DPEX Worldwide Express (S) PTE. Ltd. (Indonesia), BGT Corp Public Company Limited (Thailand), and Augicom Telecom SA (France) are representative of the PaaS platform strategy and product offering. Currently, we offer the following products (each of which is described below): (i) APPLogiq, (ii) PAYLogiq, (iii) GOLogiq; and (iv) the DATALogiq branded consumer data management platform.

AppLogiq

APPLogiq, the Company’s core product and PaaS, allows SMBs to create mobile apps for their business without the need of technical knowledge, high investment, or background in IT.

APPLogiq has evolved over the course of 2017, 2018 and 2019 to capitalize on the immediate opportunity for developing a larger network of valuable users and merchants by developing services that will enable the adoption of mobile commerce across Greater South East Asia and the United States. The platform enhancements have taken the Company’s technology from a standalone “do-it-yourself” (“DIY”) app builder to an enhanced platform built to enable mobile commerce by empowering users to create their own e-commerce and mobile-commerce ecosystem.

In 2019, the Company focused on scaling this business model by continuing to develop and expand strategic partnerships that would increase the number of users, and the merchants available to users, of the Company’s products on a PaaS basis. These efforts expanded on the success of recent product launches representative of the PaaS platform strategy and product offerings with our strategic partners, and after extensive discussions with our partners, management believes that supporting these initiatives through deeper engagement, interaction, and co-marketing/sales substantially benefited the Company in 2018 and 2019. As a result, our year-over-year revenues increased by 45% in 2018 and by 52% in 2019. For 2020 over 2019, in spite of COVID-19, the Company worked to improve gross profit margins while reducing older, white-label partnership revenues and although year-over-year revenues decreased by 34.3%, the gross profits margins improved to approximately 25.8%.

PayLogiq

Launched in late 2017 as the Company’s e-wallet initiative, PAYLogiq is a ‘consumer facing’ product offering that supports the PaaS strategy developed by the enhancements to the AppLogiq platform providing payment capabilities to users of our platform. Moreover, PAYLogiq is designed to be a robust and universal payment platform, and its growth is therefore not limited to the Company’s PaaS customers alone.

Since its launch, PAYLogiq has surpassed the Company’s expectations as it has achieved stronger than anticipated customer traction with limited marketing expense. In 2020, PAYLogiq’s total gross mobile transaction volume totaled $16.4 million.

GOLogiq

GOLogiq is our PaaS platform that provides mobile payment capabilities for the local food delivery service industry. We launched GOLogiq in the fall of 2019 in Jakarta, Indonesia, and as of December 31, 2020, GOLogiq has reached a registered customer base of 166,000 mobile users. The Company plans to continue to reinvest in GOLogiq in order to increase user growth and regional expansion with its unique pedestrian-powered approach to urban food delivery.

DATALogiq Consumer Data Management Platform

DATALogiq operates a consumer data management platform powered by lead generation, online marketing, and multichannel reengagement strategies through its owned and operated brands.

DATALogiq has developed a proprietary data management platform and integrates with several third-party service providers to optimize the return on its marketing efforts. DATALogiq focuses on consumer engagement and data enrichment to maximize its return on acquisition through repeat monetization of each consumer. DATALogiq also licenses its software technology and provides managed technology services to various other e-commerce companies. DATALogiq is located in Minneapolis, Minnesota, USA.

Product Development

DATALogiq is developing an end-to-end marketing technology platform utilizing big data and artificial intelligence (“AI”) for enterprise and SMB clients that will allow clients to develop desired target audiences, activate campaigns, insert creative content and broadcast through a cost-effective advertising channel for the campaign.

Development of our software is focused on expanding product lines, designing enhancements to our core technologies, and integrating existing and new products into our principal software architecture and platform technologies. We intend to continue to offer regular updates to our products and to continue to look for opportunities to expand our existing suite of products and services.

To date, we have primarily developed products internally, sometimes also licensing or acquiring products, or portions of products, from third parties. These arrangements sometimes require that we pay royalties to third parties. We intend to continue to license or otherwise acquire technology or products from third parties when it makes business sense to do so.

In the third quarter of 2020, we rebranded under the Logiq name. Our offerings now extend from mobile commerce and fintech solutions for SMBs, to AI-powered, SaaS-based digital marketing solutions for enterprises and major brands. We believe the Logiq branding better reflects the use of data analytics that underlies both of our business segments.

Our customer relationships now range from hundreds of thousands of SMBs around the world to publicly traded Fortune 1000 companies. Among our notable customers are QuinStreet (a marketing technology company), Purple (the creator of the renowned Purple mattress) and Sunrun (a solar company).

These new major clients reflect our transformation, which began with the completion of our acquisition of the assets of Push Holdings, Inc. (“Push”). This has led to the streamlining during the third quarter of 2020 of our various brands and business units into two business segments: DataLogiq and AppLogiq.

DATALogiq’s data engine uses proprietary methodologies and AI systems to deliver valuable consumer insights that can dramatically enhance the effectiveness, reach, and return on investment of online marketing spend for enterprises and major brands. Alongside DataLogiq is our new Fixel subsidiary that offers simplified online marketing with critical privacy features, and our new Rebel AI subsidiary, that helps SMBs compete more effectively against larger businesses by helping to attract more consumers to their online stores.

Our APPLogiq mobile commerce PaaS enables SMBs worldwide to easily create and deploy a native mobile app for their business without technical knowledge or background. APPLogiq empowers businesses to reach more customers, increase sales, manage logistics, and promote their products and services in an easy and affordable way. Our APPLogiq mobile platform now also includes our PAYLogiq fintech and GOLogiq delivery services that have garnered great interest from potential partners due to the deep consumer data both have been acquiring since their inception.

The combination of APPLogiq’s mobile platform and DATALogiq’s data engines offers a uniquely powerful e-commerce and m-commerce platform for many types of businesses and brands. We have and will continue to integrate, existing and new, cutting-edge services with the aim of providing a comprehensive and differentiated e-commerce and m-commerce offering for our existing and interested, new customers.

Soon after the close of the Push asset acquisition, the impact of the COVID-19 pandemic quickly emerged, with global lockdowns and the corresponding impact on SMBs. Fortunately, due to the diversification of our revenue sources, we have thus far been able to weather the storm. While our APPLogiq m-commerce business, targeted at distributors and SMB end users, has been adversely affected by the lockdown of traditional commercial businesses, our DATALogiq e-commerce data-driven digital marketing business has benefited by shifting to the many solely online businesses that have experienced an uptick in demand due to the pandemic.

Importantly, for DATALogiq, the recent acquisition of Fixel and its audience targeting solution has meant the introduction of a new SaaS revenue stream. Audience targeting is the ability to take the full audience of prospective customers and segment it into groups based on different criteria, including online behavioral characteristics, demographics, interests, and intent. The acquisition reflects our ability to adapt to the substantial industry shift that the end of the third party cookies represents. Fixel provides a timely solution to the loss of third party data that addresses the consumer privacy concerns that gave rise to the coming decline in third party cookies.

Our Strategy and Plan of Operations

Our growth strategy is a multi-pronged approach, consisting of the following:

●	Development of an end-to-end unified SaaS offering. We expect to unify all of our technology platforms into one framework to provide a streamlined user experience for customers to leverage all of our applications through a SaaS model.

●	Expand our customer base and business relationships. Today, we are already installed in major media companies and technology platforms. We intend to increase the usage of our technology and deepen technology relationships to drive increased revenue.

●	Expand salesforce to acquire new brands and online advertisers. We intend to increase our salesforce to expand our existing business relationships with leading media networks and advertising agencies and to aggressively activate new brand advertiser relationships and business joint ventures.

●	Focus on SMBs. We believe that there is a significant opportunity for an end-to-end advertising and marketing technology solution for SMBs seeking to grow their online sales without dealing with the many challenges of integrating multiple point solutions. We intend to heavily market our platforms to SMBs.

●	Maintain innovation. We continue to develop and introduce new features and improved functionality to our platforms. Key initiatives include development of easy to use self serve platforms for SMBs, and continued development of AI-driven marketing technologies.

Corporate Information

Logiq, Inc., formerly known as Weyland Tech, Inc., is a Delaware corporation that incorporated in 2004.

On September 25, 2020, the Company commenced trading under the Company’s new name, Logiq, Inc., under its new symbol: “LGIQ”. The Company’s common stock is quoted on the OTCQX Market in the U.S. under the symbol “LGIQ” and traded and quoted on the NEO Exchange in Canada under the symbol “LGIQ”.

Logiq is headquartered in New York, with offices in New York City, Singapore, Minneapolis, MN, Denver, CO and Jakarta, Indonesia. Our principal executive offices are located at 85 Broad Street, 16-079, New York, NY 10004, and our telephone number is (808) 829-1057. We maintain an internet website at www.logiq.com. We do not incorporate the information on our website into this prospectus supplement and you should not consider it part of this prospectus supplement.

Where You Can Find More Information

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

RISK FACTORS

An investment in our securities involves a high degree of risk. For a discussion of the cautionary information you should carefully consider before deciding to purchase any of our securities, please review the risk factors included in the documents incorporated by reference in this prospectus supplement, including “Part I, Item 1A - Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021, and “Part II, Item 1A - Risk Factors” in our most recent Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed with the SEC on May 17, 2021, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. In addition, please read “Disclosure Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. The risks and uncertainties described in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If negative events occur, our business, financial condition, results of operations, and prospects would suffer. In that event, the market price of our Common Stock could decline, and you may lose all or part of your investment in our Common Stock.

USE OF PROCEEDS

All of the Securities being offered hereby are being sold by the Selling Stockholders identified in this prospectus supplement. Except as provided for herein, we will not receive any of the proceeds from the resale of Securities by the Selling Stockholders. Notwithstanding the foregoing, with respect to the Warrants issued to the Selling Stockholders pursuant to the Agency Agreement, upon any exercise of these Warrants for cash, the Selling Stockholders would pay us an exercise price of C$3.50 per share of Common Stock, subject to any adjustment pursuant to the terms of the Warrants. We expect to use any such warrant exercise proceeds primarily for working capital and general corporate purposes.

DESCRIPTION OF WARRANTS

As provided in the Agency Agreement, pursuant to the Agent’s partial exercise of the Over-Allotment Option, we issued Warrants, including such Warrants underlying the Agent Options, to purchase up to 217,836 shares of our Common Stock. Up to 500,000 Warrants underlying the Over-Allotment Securities were available to be issued pursuant to the Over-Allotment but only 201,700 were exercised by the Agent. The initial exercise price of the Warrants is C$3.50 per share. The exercise price and the number of Warrant Shares to be issued are subject to adjustments pursuant to the terms of the Warrants.

The following is a summary of the general terms of the Warrants. This description is not complete and is subject, and qualified in its entirety by reference, to the Warrants and the Warrant Indenture, a copy of which is filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on June 21, 2021.

Exercisability

The Warrants may be exercised, in whole or in part, at any time on or after their date of issuance, by delivering to us the exercised Warrant and a written notice of election to exercise such Warrant. Each Warrant is exercisable at any time after June 21, 2021 and prior to June 21, 2024 and in accordance with the conditions of the Warrants.

Exercise Price

The Warrants have an initial exercise price of C$3.50 per share. The exercise price is subject to certain adjustments pursuant to the terms of the Warrants.

Exercise

Registered Warrantholders of Certificated Warrants or Uncertificated Warrants who wish to exercise the Warrants held by them in order to acquire Common Stock must complete the exercise form (the "Exercise Form") attached to the Warrant Certificate (which may be amended by the Company with the consent of the Warrant Agent from time to time), and deliver such certificate(s) (or be deemed to have delivered in respect of an Uncertificated Warrant), the executed Exercise Form and a certified check, bank draft, or money order payable to or to the order of the Company for the aggregate exercise price to the Warrant Agent at the Warrant Agency. The Warrants represented by a Warrant Certificate or the Warrants represented by an Uncertificated Warrant shall be deemed to be surrendered upon personal delivery of such certificate, Exercise Form and aggregate exercise price or, if such documents are sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at the Warrant Agency.

Adjustments to Number of Shares and Exercise Price

The Warrants provide for proportional adjustment of the number and kind of securities issuable upon exercise of the Warrants and the per share exercise price upon the occurrence of certain events, such as combinations, sub-divisions, consolidations, reclassifications, and similar events. The Warrants also contain certain anti-dilution protections providing for the adjustment of the number and kind of securities issuable upon exercise of the Warrants and the per share exercise price due to certain issuances of securities or certain distributions to securityholders.

Transferability

Subject to applicable laws, the Warrants may only be transferred on the register kept by Odyssey Trust Company (the “Warrant Agent”) at the principal office of the Warrant Agent (the “Warrant Agency”) by the persons who are registered owners of the Warrants as such names appear on the register (the “Registered Warrantholder”) or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution reasonably satisfactory to the Warrant Agent only upon: (a) in the case of Warrants evidenced by a certificate (a “Warrant Certificate” or “Certificated Warrant”), surrendering to the Warrant Agent at the Warrant Agency the Warrant Certificates representing the Warrants to be transferred together with a duly executed transfer form in the form attached to the Warrant Certificate as set out in Schedule "A" in the Warrant Indenture; (b) in the case of Warrants (“Book Entry Warrants”) that are held only by or on behalf of CDS Clearing and Depository Services Inc. (the “Depository”), in accordance with applicable procedures prescribed by the Depository under the book entry registration system; (c) in the case of a Warrant which is not evidenced by a certificate (an “Uncertificated Warrant”), surrendering to the Warrant Agent at the Warrant Agency, a duly executed transfer form in the form attached to the Warrant Certificate as set out in Schedule "A" in the Warrant Indenture from the Registered Warrantholder (or such other instructions, in form reasonably satisfactory to the Warrant Agent); and (d) upon compliance with:

i.	the conditions stated in the Warrant Indenture;

ii.	such reasonable requirements as the Warrant Agent may prescribe; and

iii.	all applicable securities legislation and requirements of regulatory authorities;

and such transfer shall be duly noted in such register by the Warrant Agent. Upon compliance with such requirements, the Warrant Agent shall issue to the transferee of a Certificated Warrant, a Warrant Certificate, and to the transferee of an Uncertificated Warrant, an Uncertificated Warrant (or it shall authenticate and deliver a Certificated Warrant instead, upon request), representing the Warrants transferred, and the transferee of a Book Entry Warrant shall be recorded through the relevant institution that participates directly or indirectly in the Depository’s book entry registration system for the Warrants (the “Book Entry Participant”) in accordance with the book entry registration system as the entitlement holder in respect of such Warrants. Transfers within the systems of the Depository are not the responsibility of the Warrant Agent and will not be noted on the register maintained by the Warrant Agent.

Rights as a Stockholder

The holders of Warrants do not have rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their Warrants.

No Fractional Shares

The Company shall not be required to issue fractional shares of Common Stock, nor to pay cash in lieu of the issuance of fractional shares of Common Stock upon exercise of the Warrants. Warrants may only be exercised in a sufficient number to acquire whole numbers of Common Stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our Common Stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our Common Stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

SELLING STOCKHOLDERS

This prospectus supplement relates to the offering and resale of up to (i) 217,836 shares of our Common Stock, which includes 16,136 shares of Common Stock underlying the Agent Options, (ii) 217,836 Warrants to purchase up to 217,836 shares of our Common Stock, which includes 16,136 Warrants underlying the Agent Options, and (iii) 217,836 Warrant Shares issuable upon the exercise of the Warrants, which includes 16,136 Warrant Shares issuable upon the exercise of the Warrants underlying the Agent Options, and (iv) 16,136 Agent Options, where each Agent Option will be exercisable for one Unit.

When we refer to “Selling Stockholders” in this prospectus supplement, we mean those persons listed in the table below, as well as their donees, pledgees, transferees or other successors-in-interest.

Selling Stockholders are persons or entities that, directly or indirectly, have acquired the Securities, or will acquire certain Securities, from us pursuant to the terms and conditions of the Agency Agreement, where such Securities have been offered, sold, and delivered outside of the United States to non-U.S. persons (as defined in Regulation S) in “offshore transactions” (as defined in Regulation S) outside the United States. The Securities offered and resold under this prospectus supplement was made to investors outside of the United States not purchasing for the account or benefit of a U.S. Person, in reliance on exemptions from registration and filing requirements available under the relevant jurisdictions’ securities laws, and were listed on the NEO Exchange in Canada. In addition, since the Securities offered and resold by this prospectus supplement are being registered under the Securities Act, the resale limitations imposed by Rule 905 of Regulation S will not apply to the Securities. We expect that the principal secondary market for the Securities offered and resold through this prospectus summary will be the NEO Exchange and we are registering the Securities under the Securities Act to avoid any re-sale restrictions under Rule 903(b)(3) of Regulation S for the Selling Stockholders on the NEO Exchange.

The table below sets forth certain information known to us, based upon written representations from the Selling Stockholders. Because the Selling Stockholders may sell, transfer or otherwise dispose of all, some or none of the Securities covered by this prospectus supplement, we cannot determine the number of such Securities that will be sold, transferred or otherwise disposed of by the Selling Stockholders, or the amount or percentage of Securities that will be held by the Selling Stockholders upon termination of any particular offering. See the section of this prospectus supplement captioned “Plan of Distribution” for additional information.

The following table sets forth the names of the Selling Stockholders, the number and percentage of Securities beneficially owned by the Selling Stockholders as of July 27, 2021, the number of Securities that may be offered under this prospectus supplement, and the number and percentage of Securities beneficially owned by the Selling Stockholders assuming all of the Securities registered hereunder are sold. Pursuant to Rule 416 under the Securities Act, this prospectus supplement also covers any additional shares of our Common Stock that may become issuable in connection with the Warrant Shares by reason of a stock dividend, stock split, or other similar transaction effected without us receiving any cash or other value, which results in an increase in the number of shares of our Common Stock outstanding.

As of July 23, 2021, a total of 20,728,411 shares of our Common Stock were outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

	Securities Beneficially Owned Before this Offering					Number of Securities Being Registered for Resale		Securities Beneficially Owned After this Offering
	Common Stock		Warrants			Common Stock	Warrants	Common Stock		Warrants
	Shares Owned	%	Warrants Owned	Exercise Price	%	Shares	Amount	Shares Owned	%	Warrants Owned	%
Name of Selling Stockholder (1)(2)
Gordon Holmes	125,000	*	125,000	C$3.50	*	125,000	125,000	0	0%	0	0%
Advisir Ventures Ltd.	50,000	*	50,000	C$3.50	*	50,000	50,000	0	0%	0	0%
Mazel Investments Inc.	26,700	*	26,700	C$3.50	*	26,700	26,700	0	0%	0	0%

*	Less than 1%.

(1)	Each of the Selling Stockholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered Common Stock or Warrant covered by this prospectus supplement. However, no estimates can be made as to the number of shares of Common Stock or Warrants that will be held by the Selling Stockholder after the completion of any offering.

(2)	Unless otherwise described herein, to our knowledge, the Selling Stockholders have not held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus supplement.

PLAN OF DISTRIBUTION

We are registering the Securities to permit the resale of those Securities from time to time after the date of this prospectus supplement at the discretion of the Selling Stockholders. We will bear all fees and expenses incident to our obligation to register the Securities.

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Securities received after the date of this prospectus supplement from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Securities or interests in such Securities on any stock exchange, market or trading facility on which the Securities are traded or in privately negotiated transactions. The Selling Stockholders may sell their Securities pursuant to this prospectus supplement at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of Securities or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	to or through underwriters;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Securities at a stipulated price per share;

●	any combination of these methods of sale; and

●	any other method permitted pursuant to applicable law

If the Selling Stockholders effect such transactions by selling Securities to or through broker-dealers or agents, such broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transactions involved).

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Securities, from time to time, under this prospectus supplement (as supplemented or amended to reflect such transaction). The Selling Stockholders also may transfer the Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

The aggregate proceeds to the Selling Stockholders from the sale of the Securities offered by them will be the purchase price of the Securities less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Securities to be made directly or through agents.

The Selling Stockholders also may resell all or a portion of the shares of Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule. In addition, the Selling Stockholders may transfer the shares of Common Stock by other means not described in this prospectus supplement and the accompanying prospectus.

The Selling Stockholders and any broker-dealers or agents that participate in the sale of Securities or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Securities may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

At the time a particular offer of Securities is made, to the extent required, the number of Securities to be sold and the terms of the offering, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents or dealer, and any applicable commissions or discounts with respect to a particular offer will be set forth in an additional prospectus supplement.

In order to comply with the securities laws of some states, if applicable, the Securities may be sold in these jurisdictions only through registered or licensed brokers or dealers.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of Securities in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus supplement (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.

Once sold under the registration statement of which this prospectus supplement and the accompanying prospectus form a part, the Securities will no longer be “restricted securities” under the Securities Act.

We have agreed with the Selling Stockholders to use reasonable best efforts to keep the registration statement of which this prospectus supplement and the accompanying prospectus constitute a part effective until June 21, 2024.

DESCRIPTION OF CAPITAL STOCK

The description below of our capital stock and provisions of our articles of incorporation and bylaws, as amended, are summaries and are qualified by reference to the articles of incorporation and bylaws, as amended, and the applicable provisions of Delaware law.

Common Stock

We are authorized to issue 250,000,000 shares of Common Stock, at a par value $0.0001 per share.  The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.

The holders of Common Stock are entitled to receive ratably such dividends when, as and if declared by the Board of Directors of the Company (the “Board”) out of funds legally available therefore.  In the event we have liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock.  Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

On April 21, 2021, the Company adopted a Majority Voting Policy (the “Policy”) with respect to the election of directors. Under the Policy, in an uncontested election of directors, any director nominee who receives a greater number of votes “withheld” than votes “for” his or her election at a meeting of shareholders of the Company must promptly tender his or her resignation to the chairman of the Board. Following receipt of such resignation, the Governance Committee of the Board (the “Committee”) will consider the resignation and recommend to the Board whether to accept such tendered resignation. Except in special circumstances, the Committee will be expected to accept and recommend acceptance of the resignation by the Board. A press release disclosing the Board’s determination (and the reasons for rejecting the resignation, if applicable) will be issued within 90 days following the date of the relevant meeting of shareholders and a copy of the press release will be sent concurrently to the NEO Exchange, provided that the Company’s common stock is then listed for trading on the NEO Exchange. The director’s resignation, if accepted, will become effective immediately upon acceptance thereof by the Board.

Any director who tenders his or her resignation pursuant to the Policy will not participate in the recommendation of the Committee or the decision of the Board with respect to such resignation.

Subject to any restrictions imposed by applicable law, where the Board accepts a resignation in accordance with the Policy, the Board may (i) leave the director vacancy unfilled until the next annual meeting of shareholders, (ii) fill the vacancy through the appointment of a new director, or (iii) call a special meeting of shareholders at which a new candidate will be presented to fill the vacant position.

The Policy applies only in circumstances involving an uncontested election of directors. For purposes of the Policy, an “uncontested election” of directors of the Company means an election held at any meeting of shareholders called for, either alone or with other matters, the election of directors, with respect to which the number of nominees for election is equal to the number of positions on the Board to be filled through the election to be conducted at such meeting.

Because the Policy effectively alters the manner in which directors are currently elected under the Company’s Bylaws, the approval of such Policy is subject to shareholder approval. The Company intends to submit a proposal to shareholders to approve the Policy and related changes to the Company’s Bylaws as soon as reasonably practicable.

As of July 23, 2021, there were 20,728,411 shares of our common stock outstanding and held by approximately 2,700 stockholders.

Equity Compensation Plan Information

There were no equity compensation plans outstanding as of December 31, 2019.

On September 30, 2020, the Company adopted an equity compensation plan entitled the Logiq, Inc. 2020 Equity Incentive Plan (the “Plan”). Pursuant to the Plan, the Company reserved up to 2,000,000 shares of common stock for issuance under the Plan.

On April 21, 2021, the Company amended and restated its 2020 Equity Incentive Plan to provide that stock options issued under the plan (i) may not be transferred and (ii) may not have an exercise price less than the fair market value (“FMV”) of such stock options as of the grant date. Pursuant to the A&R Plan (as defined below), FMV shall be determined as follows: (i) if the Company’s common stock is then listed or admitted to trading on a national stock exchange, the FMV shall be either (x) the five-day volume weighted average trading price, calculated by dividing the total value by the total volume of securities traded on a national stock exchange for the relevant period, or (y) the closing price of the Company’s common stock on a national stock exchange on the previous trading day prior to the date of grant of the award; or (y) if the Company’s common stock is not then listed or admitted to trading on a national stock exchange, the FMV shall be a price determined by the administrator of the A&R Plan in good faith using any reasonable method of valuation. In addition, the Company amended and restated the form agreements for awards made pursuant to the Company’s Amended and Restated 2020 Equity Incentive Plan (the “A&R Plan”) to reflect the foregoing changes.

The A&R Plan remains subject to shareholder approval, which the Company shall undertake to obtain as soon as reasonably practicable, but in no event later than one year from the amendment date. In the event that the Company does not obtain the requisite shareholder approval of the A&R Plan within one year, the A&R Plan shall not be effective and the form agreements for awards made thereunder shall revert to their original form.

Transfer Agent

We have engaged Nevada Agency and Trust Company as our stock transfer agent.  Nevada Agency and Trust Company is located at 50 West Liberty Street, Reno, Nevada 89501. Phone: (775) 332-0626.

We have also engaged Odyssey Trust Company as our stock transfer agent in Canada. Odyssey Trust Company is located at: 702, 67 Yonge Street, Toronto ON M5E1JB. Phone: 1-833-394-7716.

Market

Our Common Stock is currently quoted on The OTCQX Market under the symbol “LGIQ” and traded on the NEO Exchange in Canada under the symbol “LGIQ”.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock may enable our board of directors to issue shares to persons friendly to current management or to discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and our bylaws contain provisions that may have the effect of delaying or preventing a change of control or changes in our management. Some of these provisions:

●	authorize our board of directors to issue up to 250,000,000 shares of authorized common stock;

●	specify that special meetings of our stockholders can be called only by the Chairman of our board of directors, President, or Vice President; and

●	provide that stockholders will not be allowed to vote cumulatively in the election of directors.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

LEGAL MATTERS

The validity of the Securities offered by this prospectus supplement will be passed upon for us by Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California, as well as Miller Thomson LLP, Toronto, Ontario.

EXPERTS

The consolidated financial statements of Logiq, Inc. (f/k/a Weyland Tech, Inc.) as of December 31, 2020 incorporated by reference in this prospectus supplement, have been so incorporated in reliance on the report of Centurion ZD CPA & Co., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C., 100 F Street N.E., Washington, D.C. 20549. Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330. Additionally, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein upon notice at our headquarters, 85 Broad Street, 16-079, New York, NY 10004 during normal business hours.

Information about us is also available at our website at www.logiq.com. However, the information on our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement:

●	our Annual Report on Form 10-K for year ended December 31, 2020, filed with the SEC on March 31, 2021

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 17, 2021;

●	our Current Reports on Form 8-K filed on January 7, 2021, January 14, 2021, March 5, 2021, March 10, 2021, March 30, 2021, April 16, 2021, April 27, 2021, May 17, 2021, June 10, 2021, June 15, 2021, June 21, 2021, June 30, 2021 and July 16, 2021;

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 22, 2006, as amended on February 23, 2006, under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

●	filings we make with the SEC pursuant to the Exchange Act after the date of this prospectus supplement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates). Written or oral requests for copies should be directed to Logiq, Inc., Attn: Chief Executive Officer, 85 Broad Street, 16-079, New York, NY 10004, telephone number (808) 829-1057. See the section of this prospectus supplement entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in this prospectus supplement, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.

PROSPECTUS

$20,000,000

COMMON STOCK

WARRANTS

RIGHTS

UNITS

From time to time, we may offer up to $20,000,000 aggregate dollar amount of shares of our common stock, warrants to purchase our common stock or other securities, subscription rights and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus.

This prospectus describes the general manner in which those securities may be offered using this prospectus. Each time we offer securities, we will specify in an accompanying prospectus supplement and any related free writing prospectus the terms of securities offered and the offering thereof and may also add, update or change information contained in this prospectus.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on the OTCQX Market under the symbol “WEYL.” On August 7, 2020, the last reported sales price for our common stock on the OTCQX Market was $9.40 per share. None of the other securities we may offer are currently quoted on any market or securities exchange.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 5 of this prospectus and any applicable prospectus supplement, before investing in our securities.

The securities described in this prospectus may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 26, 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to an aggregate dollar amount of $20,000,000. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We have provided to you in this prospectus a general description of the securities we may offer.

We may also add, update or change in a prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information in such prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

In this prospectus, unless the context otherwise requires, the terms “Weyland Tech,” “WEYL,” the “Company,” “we,” “us,” and “our” refer to Weyland Tech, Inc., a Delaware corporation.

ii

PROSPECTUS SUMMARY

This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Overview

We enable small-to-medium-sized businesses (“SMBs”) to create a mobile application (“app”) for their business without the need of technical knowledge, high investment, or background in information technology (“IT”) by utilizing the Company’s core platform, “CreateApp”, which is a platform that is offered as a Platform as a Service (“PaaS”) to the Company’s clients and customers.

We provide our PaaS to SMBs in a wide variety of industry sectors. We believe that SMBs can increase their sales, reach more customers, and promote their products and services using our PaaS, which we believe is a simple, easy to build mobile app at an affordable price and in a cost-effective manner. We recognize revenue on a pay to use subscription basis when our customers use our platform in order to create mobile apps for their business.

Products

General

Since 2017, we have been focused on enabling mobile commerce via our enhanced platform offered on a PaaS basis, and the Company’s e-wallet initiative. Product launches with our strategic partners DPEX (Indonesia), BGT (Thailand), and Augicom/Orange (France) are representative of the PaaS platform strategy and product offering.

As of the filing date of this registration statement, we currently offer the following products: (i) CreateApp, (ii) AtozPay, (iii) AtozGo, and (iv) DataLogiq

CreateApp

CreateApp, the Company’s core product and PaaS, allows SMBs to create mobile apps for their business without the need of technical knowledge, high investment, or background in IT.

CreateApp has evolved over the course of 2017, 2018 and 2019 to capitalize on the immediate opportunity for developing a larger network of valuable users and merchants by developing services that will enable the adoption of mobile commerce across Greater South East Asia and the United States. The platform enhancements have taken the Company’s technology from a standalone DIY app builder, to an enhanced platform built to enable mobile commerce by empowering users to create their own e & M-commerce ecosystem.

In 2019, Weyland focused on scaling this business model by continuing to develop and expand strategic partnerships that would increase the number of users and merchants available to users of the Company’s products on a PaaS basis. These efforts expanded on the success of recent product launches representative of the PaaS platform strategy and product offerings with our strategic partners, and after extensive discussions with our partners, management believes that supporting these initiatives through deeper engagement, interaction, and co-marketing/sales substantially benefited the Company in 2018 and 2019.

AtozPay

AtozPay, beta testing originally launched in late 2017 as the Company’s e-wallet initiative, is a ‘consumer facing’ product offering that supports the PaaS strategy developed by the enhancements to the CreateApp platform that provides payment capabilities to users of our platform. However, AtozPay is designed to be a robust, universal payment platform, therefore, its growth is not limited to the Company’s PaaS customers alone.

Since its launch, AtozPay has surpassed the Company’s expectations as it has achieved stronger than anticipated customer traction with limited marketing expense. Since inception AtoZPay total Gross Mobile Transaction Volume has exceeded $18M. As of the filing date of this registration statement, AtoZPay is operating at an annualized run-rate above $18M.

AtozGo

AtozGo is our PaaS platform that provides mobile payment capabilities for the local food delivery service industry.

We launched AtozGo in the fall of 2019 in Jakarta, Indonesia and by March 2020 reached a registered customer base of 102,000 mobile users with about 16% of the userbase generating more than 16,000 deliveries per day.

The Company plans to continue to reinvest in AtozGo in order to increase user growth and regional expansion with its unique pedestrian-powered approach to urban food delivery.

DataLogiq

The Company acquired Logiq, Inc. (Nevada), doing business as DataLogiq, in January 2020. DataLogiq provides a data-driven, end-to-end eCommerce marketing solution for enterprises and major U.S. brands, like Home Advisor, QuinStreet and Sunrun. The AI-powered LogiqX™ data engine delivers valuable consumer insights that enhance the ROI of online marketing spend.

The Company plans to continue to grow the DataLogiq business by increasing sales and marketing efforts and also acquisitions of complementary businesses.

Product Development

Development of our software is focused on expanding product lines, designing enhancements to our core technologies, and integrating existing and new products into our principal software architecture and platform technologies. We intend to continue to offer regular updates to our products and to continue to look for opportunities to expand our existing suite of products and services.

To date, we have developed products internally, sometimes also licensing or acquiring products, or portions of products, from third parties. These arrangements sometimes require that we pay royalties to third parties. We intend to continue to license or otherwise acquire technology or products from third parties when it makes business sense to do so.

Our Strategy

Although Weyland Tech’s CreateApp platform originally focused on the Pan-Asia markets—the platform is provided in fourteen, predominantly Asian, languages—we have partners that work with us to develop other markets.

The CreateApp platform enables SMBs to create a mobile app without the need of technical knowledge, high investment or background in IT.

We believe that through our app, SMBs can increase sales, reach more customers and promote their products and services via a simple easy to build mobile app at an affordable price and in a cost-effective manner.

Weyland Tech currently offers the CreateApp platform directly, as a Platform as a Service (PaaS).

Weyland Tech also offers a DIY App builder through a ‘white label’ platform, also under a PaaS model, with the apps developed generating revenue in the following markets, primarily via cooperation agreements that were structured in late 2015, 2016 and 2017.

For the territories licensed to our distributors and on a white label basis, we derive royalty income from the end user use of our platform.

Plan of Operations

During 2019 Weyland plans to continue to develop and expand strategic partnerships that would increase the number of users and merchants available to users of the Company’s products on a PaaS basis.

This includes the continued roll-out of the PaaS platform with our strategic partners in various regions as well as introducing additional logistics solutions with PT Royal Express Indonesia.

Underlying all the various business units, ‘data’ is at the heart of them meaning that DataLogiq will provide data capture and analytics to customers across all business units should the need be there.

Furthermore, the company expects to expand the AtoZPay e-wallet services as our QR Code payment technology trials to continue and are now poised to launch a robust marketing effort. The company’s partnership with Finnet is expected to accelerate adoption to over 200,000 merchant outlets using AtoZPay QR technology.

Finnet, founded in 2005, is 60% owned by PT. Telekomunikasi Indonesia, the largest provider of telecom services in Indonesia, is currently the largest ‘fixed-line’ provider with over 10 million households and businesses as their clients.

Further, the Company plans to expand the AtoPay e-wallet solution to other Greater South East Asia countries.

Corporate Information

Weyland Tech, Inc. is a Delaware corporation that incorporated in 2004. Weyland Tech is headquartered in New York, with offices in New York City, and its common stock is quoted on the OTCQX Market under the symbol, “WEYL.”

On April 23, 2018, the Company participated in the incorporation of a company in Indonesia, PT Weyland Indonesia Perkasa (“WIP’), an Indonesian limited liability company of which the Company held a 49% equity interest, spun off to shareholders as of December 2018, with the option to purchase an additional 31% equity interest at a later date.

The Company holds a 31% unexercised option in WIP as at December 31, 2019. The Company is in the process of increasing its equity interest in WIP to 51% in order to consolidate the financial results of WIP on a going-forward basis.

On December 18, 2019, the Company, and its wholly-owned subsidiary, Origin8, Inc., a Nevada corporation (“Origin8), entered into an Asset Purchase Agreement (the “Purchase Agreement”) whereby Origin8 would acquire substantially all of the assets of Push Holdings, Inc. (“Push”), a wholly-owned subsidiary of ConversionPoint Technologies, Inc. (“ConversionPoint,” and together with Push, the “Sellers”), in exchange for a total of up 35,714,285 shares of restricted common stock (the “Sellers’ Shares”) of the Company (the “Transaction”).

On January 8, 2020, the Company, via its wholly-owned subsidiary, completed the acquisition of substantially all of the assets of Push pursuant to the terms of the Purchase Agreement.

Under the terms of the Purchase Agreement, at closing the Company issued 28,571,428 of the Sellers’ Shares to ConversionPoint, and the remaining 7,142,857 of such Sellers’ Shares were issued and placed in an independent third-party escrow where such shares will be released to ConversionPoint once the Sellers achieve certain milestone requirements, subject to offset for indemnification purposes.

Our principal executive offices are located at 85 Broad Street, 16-079, New York, NY 10004and our telephone number is (501) 507-9229. We maintain an internet website at www.weyland-tech.com. We do not incorporate the information on our website into this prospectus and you should not consider it part of this prospectus.

The Securities We May Offer

With this prospectus, we may offer common stock, warrants, subscription rights, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $20,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, including securities convertible into common stock.

Warrants

We may offer warrants for the purchase shares of common stock or other securities. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Subscription Rights

We may offer subscription rights to purchase of common stock or other securities. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, warrants and/or subscription rights. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement relating to a particular offering of securities will contain a discussion of the risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, debt financing, clinical trial timing and plans, the achievement of clinical and commercial milestones, the advancement of our technologies and our product candidates, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus or in documents incorporated by reference into this prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C., 100 F Street N.E., Washington, D.C. 20549. Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330. Additionally, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein upon notice at our headquarters, 85 Broad Street, 16-079, New York, NY 10004 during normal business hours.

Information about us is also available at our website at www.weyland-tech.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

●	our Annual report on Form 10-K for year ended December 31, 2019, filed with the SEC on March 30, 2020;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 15, 2020 and August 14, 2020, respectively;

●	our Current Reports on Form 8-K filed on January 9, 2020, March 2, 2020, March 25, 2020, April 16, 2020, May 1, 2020 (amendment), May 15, 2020 (amendment), August 6, 2020 and August 14, 2020;

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 22, 2006, as amended on February 23, 2006, under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

●	filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Weyland Tech, Inc., Attn: Chief Executive Officer, 85 Broad Street, 16-079, New York, NY 10004, telephone number (501) 507-9229. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding product development, increasing our working capital and acquisitions or investments in businesses, products or technologies that are complementary to our own. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed on a securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

●	the terms of the offer;

●	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

●	the purchase price of the securities from us;

●	the net proceeds to us from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

●	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

●	any public offering price; and

●	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are authorized to issue 250,000,000 shares of Common Stock, at a par value $0.0001 per share.  The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.  There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election.

The holders of Common Stock are entitled to receive ratably such dividends when, as and if declared by the Board of Directors out of funds legally available therefore.  In the event we have liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock.  Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

As of August 13, 2020, there were 12,895,432 shares of our common stock outstanding and held of record by 369 stockholders.

Equity Compensation Plan Information

There were no equity compensation plans outstanding as of December 31, 2019.

Transfer Agent

We have engaged Nevada Agency and Trust Company as our stock transfer agent.  Nevada Agency and Trust Company is located at 50 West Liberty Street, Reno, Nevada 89501. Phone: (775) 332-0626.

Market

Our common stock is quoted on The OTCQX Market under the symbol “WEYL.”

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock may enable our board of directors to issue shares to persons friendly to current management or to discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and our bylaws contain provisions that may have the effect of delaying or preventing a change of control or changes in our management. Some of these provisions:

●	authorize our board of directors to issue up to 250,000,000 shares of authorized common stock;

●	specify that special meetings of our stockholders can be called only by the Chairman of our board of directors, President, or Vice President; and

●	provide that stockholders will not be allowed to vote cumulatively in the election of directors.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our common stock, any other securities registered herein, or any combination thereof. Warrants may be issued independently or together with our securities or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Warrant Terms

The prospectus supplement relating to a particular series of warrants to purchase our common stock or other securities will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the common stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent, or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, warrants and/or subscription rights. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The consolidated financial statements of Weyland Tech, Inc. as of December 31, 2019 incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Centurion ZD CPA & Co., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

217,836 Shares of Common Stock
217,836 Warrants to Purchase Shares of Common Stock
217,836 Warrant Shares

16,136 Agent Options

Prospectus Supplement

July 27, 2021